SLM Student Loan Trust 1997-2
Quarterly Servicing Report
Report Date: 12/31/2004 Reporting Period: 10/01/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance	$377,250,952.20	($38,942,080.59)	$338,308,871.61
	ii	Interest to be Capitalized	1,262,096.11		1,122,581.14
		Specified Reserve Acct Balance	$0.00		$0.00

	iii	Total Pool	$378,513,048.31		$339,431,452.75

B	i	Weighted Average Coupon (WAC)	4.368%		4.363%
	ii	Weighted Average Remaining Term	69.40		68.49
	iii	Number of Loans	213,787		197,306
	iv	Number of Borrowers	89,151		82,396

	Notes and Certificates			Spread	Balance 10/25/04	% of Pool	Balance 1/25/05	% of Pool
C	i	A-1 Notes	78442GAN6	0.54%	$0.00	0.000%	$0.00	0.000%
	ii	A-2 Notes	78442GAP1	0.60%	291,063,048.31	76.896%	251,981,452.75	74.236%
	iii	Certificates	78442GAQ9	0.83%	87,450,000.00	23.104%	87,450,000.00	25.764%

	iv	Total Notes and Certificates			$378,513,048.31	100.000%	$339,431,452.75	100.000%

	Reserve Account		10/25/2004	1/25/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$946,282.62	$848,578.63
	iv	Reserve Account Floor Balance ($)	$2,441,522.00	$2,441,522.00
	v	Current Reserve Acct Balance ($)	$2,441,522.00	$2,441,522.00

II. 1997-2 Transactions from: 10/1/2004 through: 12/31/2004

	Student Loan Principal Activity
	i	Regular Principal Collections	34,903,411.70
	ii	Principal Collections from Guarantor	5,238,257.84
	iii	Principal Reimbursements	15,770.69
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$40,157,440.23

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$64,946.18
	ii	Capitalized Interest	(1,280,305.82)

	iii	Total Non-Cash Principal Activity	$(1,215,359.64)

C	Total Student Loan Principal Activity		$38,942,080.59

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,068,114.19
	ii	Interest Claims Received from Guarantors	238,388.22
	iii	Collection Fees/Return Items	52,835.45
	iv	Late Fee Reimbursements	242,364.61
	v	Interest Reimbursements	17,518.08
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	384,889.47
	viii	Subsidy Payments	386,698.21

	ix	Total Interest Collections	$3,390,808.23

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,310.99
	ii	Capitalized Interest	1,280,305.82

	iii	Total Non-Cash Interest Adjustments	$1,281,616.81

F	Total Student Loan Interest Activity		$4,672,425.04

G	Non-Reimbursable Losses During Collection Period		$58,191.05
H	Cumulative Non-Reimbursable Losses to Date		$3,534,983.20

III. 1997-2 Collection Account Activity 10/1/2004 through 12/31/2004

A	Principal Collections
i	Principal Payments Received	$27,276,940.81
ii	Consolidation Principal Payments	12,864,728.73
iii	Reimbursements by Seller	1,994.65
iv	Borrower Benefits Reimbursements	584.77
v	Reimbursements by Servicer	3,386.70
vi	Re-purchased Principal	9,804.57

vii	Total Principal Collections	$40,157,440.23

B	Interest Collections
i	Interest Payments Received	$2,987,506.45
ii	Consolidation Interest Payments	90,583.64
iii	Reimbursements by Seller	1,885.78
iv	Borrower Benefits Reimbursements	48.25
v	Reimbursements by Servicer	14,924.18
vi	Re-purchased Interest	659.87
vii	Collection Fees/Return Items	52,835.45
viii	Late Fees	242,364.61

ix	Total Interest Collections	$3,390,808.23

C	Other Reimbursements	$193,668.12

D	Administrator Account Investment Income	$0.00

E	Return funds borrowed for previous distribution	$0.00

F	TOTAL FUNDS RECEIVED	$43,741,916.58
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	$(722,496.06)
TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$43,019,420.52

G	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$369,032.25
ii	Percentage of Principal Calculation	$342,342.02
iii	Lesser of Unit or Principal Calculation	$342,342.02

H	Servicing Fees Due for Current Period	$342,342.02

I	Carryover Servicing Fees Due	$0.00
Oct-04	Servicing Carryover	$0.00
Nov-04	Servicing Carryover	$0.00
Dec-04	Servicing Carryover	$0.00

TOTAL: Carryover Servicing Fee Due	$0.00

J	Administration Fees Due	$20,000.00

K	Total Fees Due for Period	$362,342.02

IV. 1997-2 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004
INTERIM:
In School
Current	3.901%	3.982%	407	331	0.190%	0.168%	$1,409,149.61	$1,046,399.15	0.374%	0.309%

Grace
Current	3.919%	3.760%	180	89	0.084%	0.045%	525,359.02	336,102.70	0.139%	0.099%

TOTAL INTERIM	3.906%	3.928%	587	420	0.275%	0.213%	$1,934,508.63	$1,382,501.85	0.513%	0.409%
REPAYMENT
Active
Current	4.409%	4.405%	149,782	136,973	70.061%	69.422%	$213,884,745.90	$187,687,977.07	56.696%	55.478%
31-60 Days Delinquent	4.442%	4.437%	8,147	8,173	3.811%	4.142%	17,401,364.24	16,920,316.56	4.613%	5.001%
61-90 Days Delinquent	4.422%	4.385%	4,505	4,849	2.107%	2.458%	10,742,386.14	11,464,379.62	2.848%	3.389%
91-120 Days Delinquent	4.409%	4.417%	3,359	3,212	1.571%	1.628%	8,300,433.65	8,007,398.63	2.200%	2.367%
> 120 Days Delinquent	4.405%	4.390%	9,313	8,719	4.356%	4.419%	26,529,224.48	24,108,284.24	7.032%	7.126%

Deferment
Current	4.096%	4.109%	21,248	19,020	9.939%	9.640%	50,584,123.95	45,306,899.85	13.409%	13.392%

Forbearance
Current	4.418%	4.401%	15,872	14,656	7.424%	7.428%	45,130,283.31	39,729,344.28	11.963%	11.744%

TOTAL REPAYMENT	4.369%	4.365%	212,226	195,602	99.270%	99.136%	$372,572,561.67	$333,224,600.25	98.760%	98.497%
Claims in Process (1)	4.470%	4.433%	969	1,279	0.453%	0.648%	$2,731,200.11	$3,689,952.32	0.724%	1.091%
Aged Claims Rejected (2)	4.232%	4.232%	5	5	0.002%	0.003%	$12,681.79	$11,817.19	0.003%	0.003%
GRAND TOTAL	4.368%	4.363%	213,787	197,306	100.000%	100.000%	$377,250,952.20	$338,308,871.61	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1997-2 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.259%	138,496	$213,092,500.81	62.988%
- GSL - Unsubsidized	4.118%	37,896	$79,750,802.17	23.573%
- PLUS Loans	5.264%	14,734	$32,185,071.90	9.514%
- SLS Loans	5.300%	6,180	$13,280,496.73	3.926%

- Total	4.363%	197,306	$338,308,871.61	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.380%	155,178	$274,735,744.09	81.209%
-Two Year	4.283%	28,772	$42,356,999.40	12.520%
-Technical	4.302%	13,356	$21,216,128.12	6.271%
-Other	0.000%	0	$0.00	0.000%

- Total	4.363%	197,306	$338,308,871.61	100.000%

*Percentages may not total 100% due to rounding.

VI. 1997-2 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$3,383,001.38
B	Interest Subsidy Payments Accrued During Collection Period		340,166.49
C	SAP Payments Accrued During Collection Period		738,706.88
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACCOUNTS)		182,591.48
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$4,644,466.23

G	Student Loan Rate
	i	Days in Calculation Period	92
	ii	Days in Year	365
	iii	Net Expected Interest Collections	$4,644,466.23
	iv	Primary Servicing Fee	$1,064,838.08
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$378,513,048.31
	vii	Student Loan Rate	3.73103%

		Accrued
		Int Factor	Accrual Period	Rate
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(10/25/04 - 01/25/05)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			2.79348%
K	Class A-2 Interest Rate	0.007041096	(10/25/04 - 01/25/05)	2.79348%
L	Certificate T-Bill Based Rate of Return			3.02348%
M	Certificate Rate of Return	0.007620822	(10/25/04 - 01/25/05)	3.02348%

VII. 1997-2 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
10/25/2004	–	10/25/2004	1	1.8030%	2.4030%	2.6330%

10/26/2004	–	11/01/2004	7	1.8900%	2.4900%	2.7200%

11/02/2004	–	11/08/2004	7	1.9870%	2.5870%	2.8170%

11/09/2004	–	11/15/2004	7	2.0840%	2.6840%	2.9140%

11/16/2004	–	11/22/2004	7	2.1150%	2.7150%	2.9450%

11/23/2004	–	11/29/2004	7	2.1970%	2.7970%	3.0270%

11/30/2004	–	12/06/2004	7	2.2380%	2.8380%	3.0680%

12/07/2004	–	12/13/2004	7	2.2530%	2.8530%	3.0830%

12/14/2004	–	12/20/2004	7	2.2430%	2.8430%	3.0730%

12/21/2004	–	12/27/2004	7	2.2230%	2.8230%	3.0530%

12/28/2004	–	01/03/2005	7	2.2690%	2.8690%	3.0990%

01/04/2005	–	01/10/2005	7	2.3200%	2.9200%	3.1500%

01/11/2005	–	01/24/2005	14	2.3760%	2.9760%	3.2060%

Total Days in Accrual Period			92

VIII. 1997-2 Inputs From Previous Quarterly Servicing Reports 9/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$377,250,952.20
	ii	Interest To Be Capitalized	1,262,096.11

	iii	Total Pool	$378,513,048.31
	iv	Specified Reserve Account Balance	$0.00

	v	Total Adjusted Pool	$378,513,048.31

B	Total Note and Certificate Factor		0.1516205
C	Total Note and Certificate Balance		$378,513,048.31

D	Note Balance 10/25/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000	0.3602265	1.0000000
	ii	Expected Note Balance	$0.00	$291,063,048.31	$87,450,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,441,522.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1997-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$43,202,012.00	$43,202,012.00

B	Primary Servicing Fees-Current Month		$342,342.02	$42,859,669.98

C	Administration Fee		$20,000.00	$42,839,669.98

D	Noteholder’s Interest Distribution Amount

	i	Class A-1	$0.00	$42,839,669.98
	ii	Class A-2	$2,049,402.83	$40,790,267.15

	iii	Total Noteholder’s Interest Distribution	$2,049,402.83

E	Certificateholder’s Return Distribution Amount		$666,440.88	$40,123,826.27

F	Noteholder’s Principal Distribution Amount

	i	Class A-1	$0.00	$40,123,826.27
	ii	Class A-2	$39,081,595.56	$1,042,230.71

	iii	Total Noteholder’s Principal Distribution	$39,081,595.56

G	Certificateholder’s Balance Distribution Amount		$0.00	$1,042,230.71

H	Increase to the Specified Reserve Account Balance		$0.00	$1,042,230.71

I	Carryover Servicing Fees		$0.00	$1,042,230.71

J	Noteholder’s Interest Carryover

	i	Class A-1	$0.00	$1,042,230.71
	i	Class A-2	$0.00	$1,042,230.71

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$1,042,230.71

L	Excess to Reserve Account		$1,042,230.71	$0.00

X. 1997-2 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$2,049,402.83	$666,440.88
	ii	Quarterly Interest Paid		$0.00	$2,049,402.83	$666,440.88

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		$0.00	$0.00	$0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$39,081,595.56	$0.00
	viii	Quarterly Principal Paid		$0.00	$39,081,595.56	$0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$41,130,998.39	$666,440.88

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 12/31/04		$378,513,048.31
	ii	Adjusted Pool Balance 12/31/04		$339,431,452.75

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)		$39,081,595.56

	iv	Adjusted Pool Balance 9/30/04		$378,513,048.31
	v	Adjusted Pool Balance 12/31/04		$339,431,452.75

	vi	Current Principal Due (iv-v)		$39,081,595.56
	vii	Principal Shortfall from Previous Collection Period		$0.00

	viii	Principal Distribution Amount (vi + vii)		$39,081,595.56

	ix	Principal Distribution Amount Paid		$39,081,595.56
	x	Principal Shortfall (viii - ix)		$0.00

C		Total Principal Distribution		$39,081,595.56
D		Total Interest Distribution		$2,715,843.71

E		Total Cash Distributions-Note and Certificates		$41,797,439.27

F	Note & Certificate Balances			10/25/2004	1/25/2005
	i	A-1 Note Balance	(78442GAN6)	$0.00	$0.00
		A-1 Note Pool Factor		0.0000000	0.0000000

	ii	A-2 Note Balance	(78442GAP1)	$291,063,048.31	$251,981,452.75
		A-2 Note Pool Factor		0.3602265	0.3118582

	iii	Certificate Balance	(78442GAQ9)	$87,450,000.00	$87,450,000.00
		Certificate Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,441,522.00
	ii	Deposits to correct Shortfall			$0.00
	iii	Deposits from Excess Servicing			$1,042,230.71

	iv	Total Reserve Account Balance Available			$3,483,752.71
	v	Required Reserve Account Balance			$2,441,522.00

	vi	Shortfall Carried to Next Period			$0.00
	vii	Excess Reserve - Release to SLM Investment Corp.			$1,042,230.71
	viii	Ending Reserve Account Balance			$2,441,522.00

XI. 1997-2 Historical Pool Information

							2003	2002
			10/01/04-12/31/04	7/01/04-9/30/04	4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$377,250,952.20	$436,878,857.35	$472,746,797.97	$524,223,113.34	$779,242,552.78	$1,092,804,774.45

	Student Loan Principal Activity
	i	Regular Principal Collections	$34,903,411.70	$56,061,219.75	$32,643,699.34	$48,443,293.61	$211,578,782.99	$186,552,253.37
	ii	Principal Collections from Guarantor	5,238,257.84	4,865,023.64	4,646,178.78	4,403,629.04	21,575,179.37	26,114,814.73
	iii	Principal Reimbursements	15,770.69	29,086.42	16,606.80	259,706.44	31,472,275.58	117,618,447.28
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$40,157,440.23	$60,955,329.81	$37,306,484.92	$53,106,629.09	$264,626,237.94	$330,285,515.38
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$64,946.18	$77,421.25	$72,025.90	$72,538.77	$1,334,278.52	$2,397,460.79
	ii	Capitalized Interest	(1,280,305.82)	(1,404,845.91)	(1,510,570.20)	(1,702,852.49)	(10,941,077.02)	(19,120,754.50)

	iii	Total Non-Cash Principal Activity	$(1,215,359.64)	$(1,327,424.66)	$(1,438,544.30)	$(1,630,313.72)	$(9,606,798.50)	$(16,723,293.71)

(-)	Total Student Loan Principal Activity		$38,942,080.59	$59,627,905.15	$35,867,940.62	$51,476,315.37	$255,019,439.44	$313,562,221.67

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,068,114.19	$2,511,825.96	$2,561,176.74	$2,992,774.25	$17,267,349.32	$33,262,108.23
	ii	Interest Claims Received from Guarantors	238,388.22	219,765.01	212,989.56	217,346.97	1,193,120.18	1,829,293.55
	iii	Collection Fees/Return Items	52,835.45	56,833.75	45,467.75	61,965.71	167,443.19	53,517.66
	iv	Late Fee Reimbursements	242,364.61	298,020.70	246,981.79	326,272.09	1,209,536.57	1,360,761.88
	v	Interest Reimbursements	17,518.08	9,999.88	15,278.25	16,957.65	232,756.18	961,715.80
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	384,889.47	19,802.84	(397.07)	(335.78)	(2,766.22)	(2,171.79)
	viii	Subsidy Payments	386,698.21	443,243.14	473,112.86	489,039.92	2,870,805.47	5,258,467.59

	ix	Total Interest Collections	$3,390,808.23	$3,559,491.28	$3,554,609.88	$4,104,020.81	$22,938,244.69	$42,723,692.92
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,310.99	$2,201.85	$1,614.77	$231.40	$(978,023.80)	$(1,922,268.50)
	ii	Capitalized Interest	1,280,305.82	1,404,845.91	1,510,570.20	1,702,852.49	10,941,077.02	19,120,754.50

	iii	Total Non-Cash Interest Adjustments	$1,281,616.81	$1,407,047.76	$1,512,184.97	$1,703,083.89	$9,963,053.22	$17,198,486.00

	Total Student Loan Interest Activity		$4,672,425.04	$4,966,539.04	$5,066,794.85	$5,807,104.70	$32,901,297.91	$59,922,178.92
(=)	Ending Student Loan Portfolio Balance		$338,308,871.61	$377,250,952.20	$436,878,857.35	$472,746,797.97	$524,223,113.34	$779,242,552.78
(+)	Interest to be Capitalized		$1,122,581.14	$1,262,096.11	$1,485,063.82	$1,660,840.16	$1,789,200.08	$2,935,782.20

(=)	TOTAL POOL		$339,431,452.75	$378,513,048.31	$438,363,921.17	$474,407,638.13	$526,012,313.42	$782,178,334.98

(+)	Reserve Account Balance		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

(=)	Total Adjusted Pool		$339,431,452.75	$378,513,048.31	$438,363,921.17	$474,407,638.13	$526,012,313.42	$782,178,334.98

XII. 1997-2 Historical Pool Information (continued)

			2001	2000	1999	1998	1997
			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	6/2/97-12/31/97
Beginning Student Loan Portfolio Balance			$1,373,772,774.82	$1,629,527,099.04	$1,917,283,858.04	$2,233,565,975.40	$2,417,769,037.18

	Student Loan Principal Activity
	i	Regular Principal Collections	$237,936,212.27	$234,528,131.50	$253,154,260.33	$264,350,558.07	$154,030,100.79
	ii	Principal Collections from Guarantor	29,125,355.69	21,915,640.18	32,047,542.59	77,923,962.28	16,025,808.39
	iii	Principal Reimbursements	40,251,278.39	33,535,804.49	37,640,816.98	2,789,773.15	39,285,454.89
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$307,312,846.35	$289,979,576.17	$322,842,619.90	$345,064,293.50	$209,341,364.07
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$2,760,660.58	$3,920,384.45	$4,811,498.35	$5,168,111.55	$2,950,257.67
	ii	Capitalized Interest	(29,105,506.56)	(38,145,636.40)	(39,897,359.25)	(33,950,287.69)	(28,088,559.96)

	iii	Total Non-Cash Principal Activity	$(26,344,845.98)	$(34,225,251.95)	$(35,085,860.90)	$(28,782,176.14)	$(25,138,302.29)

(-)	Total Student Loan Principal Activity		$280,968,000.37	$255,754,324.22	$287,756,759.00	$316,282,117.36	$184,203,061.78

	Student Loan Interest Activity
	i	Regular Interest Collections	$60,483,390.40	$78,598,760.37	$93,819,649.56	$115,485,649.82	$73,570,233.66
	ii	Interest Claims Received from Guarantors	2,340,293.79	1,461,484.88	1,947,639.88	5,010,138.66	942,409.55
	iii	Collection Fees/Return Items	0.00	0.00	0.00	0.00	0.00
	iv	Late Fee Reimbursements	1,782,816.96	1,960,471.82	2,083,899.66	652,960.74	0.00
	v	Interest Reimbursements	367,133.02	399,430.61	553,759.18	90,862.70	603,909.65
	vi	Other System Adjustments	0.00	(9,576.45)	0.00	0.00	0.00
	vii	Special Allowance Payments	2,674,477.19	13,379,818.80	3,683,428.87	1,844,250.34	856,056.99
	viii	Subsidy Payments	8,874,065.22	11,726,935.96	14,399,679.79	22,372,421.48	9,250,855.29

	ix	Total Interest Collections	$76,522,176.58	$107,517,325.99	$116,488,056.94	$145,456,283.74	$85,223,465.14
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(2,188,060.05)	$(3,563,299.37)	$(4,230,851.79)	$(3,770,021.88)	$(2,673,876.35)
	ii	Capitalized Interest	29,105,506.56	38,145,636.40	39,897,359.25	33,950,287.69	28,088,559.96

	iii	Total Non-Cash Interest Adjustments	$26,917,446.51	$34,582,337.03	$35,666,507.46	$30,180,265.81	$25,414,683.61

	Total Student Loan Interest Activity		$103,439,623.09	$142,099,663.02	$152,154,564.40	$175,636,549.55	$110,638,148.75
(=)	Ending Student Loan Portfolio Balance		$1,092,804,774.45	$1,373,772,774.82	$1,629,527,099.04	$1,917,283,858.04	$2,233,565,975.40
(+)	Interest to be Capitalized		$4,667,811.50	$6,391,660.27	$11,573,794.32	$18,006,404.61	$16,849,041.28

(=)	TOTAL POOL		$1,097,472,585.95	$1,380,164,435.09	$1,641,100,893.36	$1,935,290,262.65	$2,250,415,016.68

(+)	Reserve Account Balance		$2,743,681.46	$3,450,411.09	$4,102,752.23	$4,838,225.66	$5,847,275.49

(=)	Total Adjusted Pool		$1,100,216,267.41	$1,383,614,846.18	$1,645,203,645.59	$1,940,128,488.31	$2,256,262,292.17

XIII. 1997-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-97	$2,441,522,427	—

Oct-97	$2,338,910,195	5.99%

Jan-98	$2,250,415,017	6.53%

Apr-98	$2,163,849,632	6.60%

Jul-98	$2,080,713,168	6.51%

Oct-98	$2,007,422,289	6.14%

Jan-99	$1,935,290,263	5.85%

Apr-99	$1,856,054,951	5.78%

Jul-99	$1,766,118,694	6.00%

Oct-99	$1,701,175,462	5.61%

Jan-00	$1,641,100,893	5.16%

Apr-00	$1,575,808,389	4.85%

Jul-00	$1,512,145,103	4.56%

Oct-00	$1,442,295,241	4.41%

Jan-01	$1,380,164,435	4.13%

Apr-01	$1,320,920,343	3.94%

Jul-01	$1,255,501,005	3.87%

Oct-01	$1,181,353,804	3.98%

Jan-02	$1,097,472,586	4.26%

Apr-02	$1,019,529,677	4.45%

Jul-02	$952,661,090	4.44%

Oct-02	$859,179,858	4.98%

Jan-03	$782,178,335	5.26%

Apr-03	$711,878,593	5.45%

Jul-03	$664,852,746	5.16%

Oct-03	$578,311,442	5.88%

Jan-04	$526,012,313	5.84%

Apr-04	$474,407,638	5.80%

Jul-04	$438,363,921	5.31%

Oct-04	$378,513,048	5.69%

Jan-05	$339,431,453	5.54%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.